UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. 1)

FILED BY THE REGISTRANT

FILED BY PARTY OTHER THAN THE REGISTRANT

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

HUMAN BIOSYSTEMS
(Name of Registrant as Specified In Its Charter)

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HUMAN BIOSYSTEMS
1127 Harker Avenue, Palo Alto, California 94301

October 1, 2008

NOTICE OF ANNUAL MEETING OF THE SHAREHOLDERS
TO BE HELD ON NOVEMBER 14, 2008

To the Shareholders of Human BioSystems:

Notice is hereby given that the 2008 Annual Meeting of the Shareholders of Human BioSystems will be held at 1127 Harker Avenue, Palo Alto, California 94301 on November 14, 2008 at 10:00 a.m. Palo Alto, California time, for the following purposes:

1.

To elect three persons to our board of directors for the following year.  Management has nominated Harry Masuda, Paul Okimoto, and Larry McCleary, M.D.

2.

To approve a Reverse Split of the issued and outstanding shares of our common stock on the basis of one post-consolidation share for each 80 pre-consolidation shares to occur immediately after the action described herein.

3.

To ratify the selection of L.L. Bradford & Company, LLC as our independent public accountants for the fiscal year ending December 31, 2008.

4.

To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Our board of directors has fixed the close of business on September 1, 2008 as the record date for the determination of shareholders entitled to notice of, and to vote at, this Annual Meeting of Shareholders and at any adjournment or postponement thereof.

By Order of the Board of Directors,

/s/  Harry Masuda

Harry Masuda

Chairman and Chief Executive Officer

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE CAST YOUR VOTE AS INSTRUCTED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AS PROMPTLY AS POSSIBLE.  IF YOU CHOSE TO RECEIVE PAPER COPIES OF YOUR PROXY MATERIALS, INCLUDING THE PROXY CARD, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE RETURN ENVELOPE PROVIDED (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE MEETING.  EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.  PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

HUMAN BIOSYSTEMS
1127 Harker Avenue, Palo Alto, California 94301

October 1, 2008

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD NOVEMBER 14, 2008

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the board of directors of Human BioSystems, a California corporation, which is sometimes referred to in this proxy statement as Human BioSystems, for use at its Annual Meeting of Shareholders to be held on November 14, 2008, at 10:00 a.m. Palo Alto, California time, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting.  The annual meeting will be held at our offices located at 1127 Harker Avenue, Palo Alto, California 94301.  We intend to make available this proxy statement on the Internet at www.humanbiosystems.com on or about October 1, 2008 to all shareholders entitled to vote at the annual meeting.

Internet Availability of Proxy Materials

Pursuant to the new rules recently adopted by the Securities and Exchange Commission, which is referred to in this proxy statement as the SEC, Human BioSystems is now furnishing proxy materials to our shareholders primarily via the Internet, rather than mailing printed copies of these materials to each shareholder.  We believe that this new process should expedite shareholders’ receipt of proxy materials, lower the costs of our annual meeting and help to conserve natural resources.  On or about October 1, 2008, we mailed to each shareholder (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including our proxy statement and our annual report, on the Internet and how to access a proxy card to vote on the Internet or by telephone.  The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials.  If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one.  If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

There will be no audio webcast of the annual meeting.

Voting Rights and Outstanding Shares

Shareholders of record at the close of business on September 1, 2008, which is referred to in this proxy statement as the record date, are entitled to notice of and to vote at the meeting and at any adjournments thereof.  On the record date, our authorized capital stock consisted of 300,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock, no par value per share.  Each share of our common stock is entitled to one vote, of which there were 188,488,028 shares issued and outstanding on the record date, fully paid and non-assessable.  The number of our outstanding shares includes some shares held in escrow in Europe pursuant to our Regulation S offering that have not yet been sold.  However, for the purposes of this proxy statement, we have treated the shares as being issued.  As of the record date, we did not have any shares of our preferred stock issued or outstanding.

Under the California Corporations Code, the three nominees receiving the greatest number of votes cast by the holders of our common stock will be elected as directors (Proposal 1).  There will be no cumulative voting in the election of directors.  A simple majority of the votes cast at the meeting is required to approve Proposals 2 and 3.

Under California law, abstentions are treated as present and entitled to vote and thus will be counted in determining whether a quorum is present and will have the effect of a vote against a matter, except the election of directors as to which they will have no effect.  A broker non-vote (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary power to vote on a particular matter) is counted for purposes of determining the existence of a quorum and will have no effect on the outcome of the vote on any of the proposals.

Quorum; Abstentions; Broker Non-Votes

The presence in person or by proxy of a majority of the shares of Human BioSystems common stock outstanding and entitled to vote on the record date is required for a quorum at the annual meeting.  Both abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum, but broker non-votes will not be counted towards the tabulation of votes cast on proposals presented to shareholders.  If sufficient shares are not represented in person or by proxy at the meeting to constitute a quorum, the meeting may be postponed or adjourned in order to permit further solicitations of proxies by us.  Proxies given pursuant to this solicitation and not revoked will be voted at any postponement or adjournment of the meeting in the manner set herein.

“Broker non-votes” include shares for which a bank, broker or other nominee (i.e., record) holder has not received voting instructions from the beneficial owner and for which the nominee holder does not have discretionary power to vote on a particular matter.  Under the rules that govern brokers who are record owners of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote such uninstructed shares on non-routine matters.  The proposals to be voted on at the annual meeting include both routine matters such as the proposal regarding the election of directors and the ratification of our independent registered public accounting firm, and non-routine matters such as the proposal regarding the Reverse Split (Proposal No. 2).

Vote Required

The election of directors at the annual meeting requires that each director receive a majority of the votes cast with respect to that director at the annual meeting (number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director), provided that in a contested election, the directors shall be elected by the affirmative vote of a plurality of the votes cast at the annual meeting.

Each other item to be voted on at the annual meeting requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

Shares represented by properly executed proxies will be voted as specified.  If no specifications have been given in a proxy, the shares represented thereby will be voted FOR the election of the nominees listed herein as directors (Proposal 1), FOR the approval of the Human BioSystems’ Reverse Split (Proposal 2), FOR the ratification of L.L. Bradford & Company, LLC as independent public accountants for our fiscal year ending December 31, 2008 (Proposal 3), and, in the discretion of the persons named in the proxy, on any other business that may properly come before the meeting.  A form of proxy will not be valid unless it is completed and delivered to First American Stock Transfer, Inc., 706 East Bell Road, Suite 202, Phoenix, Arizona 85022, telephone (602) 485-1346, and telecopier (602) 788-0423, not less than 48 hours (excluding Saturdays and holidays) before the meeting at which the person named therein purports to vote in respect thereof.

All votes will be tabulated by an employee of Human BioSystems appointed for the annual meeting who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.  The name of the employee who will be appointed as the inspector of elections for the annual meeting has not yet been determined.

Voting

Shareholders of record have three options for submitting their vote prior to the annual meeting: (i) vote via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, (ii) vote via telephone by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or (iii) complete, sign, date and mail in a paper proxy card in a pre-addressed envelope, which you can request as outlined in the Notice of Internet Availability of Proxy Materials.

If a shareholder attends the annual meeting, he may also submit his vote in person, and any votes that were previously submitted — whether via the Internet, by telephone or by mail — will be superseded by the vote that is cast at the annual meeting.  Whether the proxy is submitted via the Internet, by telephone or by mail, if it is properly completed and submitted and if it is not revoked prior to the annual meeting, the shares will be voted at the annual meeting in the manner set forth in this proxy statement or as otherwise specified by the shareholder.

Revocability of Proxies

Whether the proxy is submitted via the Internet, by telephone or by mail, any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. A proxy may be revoked by filing a written notice of revocation or a duly executed proxy bearing a later date with our corporate secretary at our principal executive offices, located at 1127 Harker Avenue, Palo Alto, California 94301, or it may be revoked by attending the meeting and voting in person.  Attendance at the meeting will not, by itself, be sufficient to revoke a proxy.

Solicitation

Human BioSystems will bear the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders in connection with the matters to be voted on at the annual meeting.  Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Human BioSystems common stock beneficially owned by others for forwarding to the beneficial owners.  Human BioSystems will reimburse persons representing beneficial owners of its common stock for their costs of forwarding solicitation materials to the beneficial owners.  The solicitation of proxies through this proxy statement may be supplemented by telephone, facsimile, and use of the Internet, or personal solicitation by directors, officers or other employees of Human BioSystems.  No additional compensation will be paid to directors, officers or other employees of Human BioSystems or any of its subsidiaries for their services in soliciting proxies.  We reserve the right, if deemed desirable or necessary, to retain a proxy solicitation firm or other third parties to deliver solicitation material to such brokerage houses, custodians, nominees and other fiduciaries for distribution by them to their principals and to assist us in collecting or soliciting proxies from them.  The cost of these services, exclusive of out-of-pocket costs, is not expected to exceed $5,000.

Householding Information

The SEC has adopted rules that allow companies and intermediaries, such as brokers, to deliver a single copy of certain proxy materials to certain shareholders who share the same address, a practice referred to as “householding.”  Some banks, brokers and other nominees will be householding Human BioSystems’ Notice of Internet Availability of Proxy Materials and proxy materials for shareholders who do not participate in electronic delivery of proxy materials, unless contrary instructions are received from the affected shareholders.  Once you have received notice from your broker or other nominee holder of your Human BioSystems common stock that the broker or other nominee holder will be householding the Notice of Internet Availability of Proxy Materials or proxy materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials and proxy materials, or if you are receiving multiple copies of the Notice of Internet Availability of Proxy Materials and proxy materials and wish to receive only one copy, please notify your broker or other nominee holder of your Human BioSystems common stock.  You may also request additional copies of Human BioSystems’ Notice of Internet Availability of Proxy Materials and proxy materials by writing to our corporate secretary at 1127 Harker Avenue, Palo Alto, California 94301, or by calling Human BioSystems at (650) 323-0943 or emailing us at hmasuda@humanbiosystems.com.  Please note, however, that if you wish to receive a paper proxy or voting instruction or other proxy materials for purposes of this year’s annual meeting, you should follow the instructions provided in the Notice of Internet Availability of Proxy Materials.  Copies of Human BioSystems’ SEC filings and certain other submissions are made available free of charge on Human BioSystems’ website at www.humanbiosystems.com as soon as practicable after we have electronically filed or furnished these documents with the SEC.

The information contained in this proxy statement is given as of September 1, 2008.  The individuals named in the accompanying form of proxy are our chairman and one of our directors.  A shareholder wishing to appoint some other person (who needs not be a shareholder of Human BioSystems) to represent him at the meeting has the right to do so, either by inserting such person’s name in the blank space provided in the form of proxy or by completing another form of proxy.

We will only deliver one proxy statement to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders.  We will promptly deliver a separate copy of this proxy statement and future shareholder communication documents to any shareholder at a shared address to which a single copy of this proxy statement was delivered, or deliver a single copy of this proxy statement and future shareholder communication documents to any shareholder or holders sharing an address to which multiple copies are now delivered, upon written request to us at in care of our corporate secretary at 1127 Harker Avenue, Palo Alto, California 94301.

Dissenters’ Right of Appraisal

No action will be taken in connection with the proposals by our board of directors or the voting shareholders for which California law, our articles of incorporation or bylaws provide a right of a shareholder to dissent and obtain appraisal of or payment for such shareholder’s shares.

ELECTION OF DIRECTORS
(Proposal 1)

The board of directors has recommended, and the board has nominated, the three nominees named below for election to Human BioSystems’ board of directors.  Each director elected at the annual meeting will hold office until the 2009 Annual Meeting of Shareholders and until his successor is elected and qualified, or until the director’s earlier death, resignation or removal.  Each nominee listed below is currently a Human BioSystems director. All of the nominees have previously been elected by our shareholders.

Shares represented by executed proxies will be voted FOR the election of the three nominees named below, if authority to do so is not withheld.

The election of directors at the annual meeting requires that each director receive a majority of the votes cast with respect to that director at the annual meeting, which means that the number of shares voted “FOR” a director must exceed the number of shares voted “AGAINST” that director, provided that in a contested election, the directors shall be elected by the affirmative vote of a plurality of the votes cast at the annual meeting.  The election this year is not contested and the majority voting standard applies.  If a nominee who is serving as a director is not elected at the annual meeting, the board of directors will establish a procedure for such director to tender his resignation and will make a recommendation about whether to accept or reject the resignation, or whether to take other action.  The board will publicly disclose its decision and the reasons behind it within 90 days from the date the election results are certified.

If any nominee should be unavailable for election as a result of unexpected circumstances, shares will be voted for the election of any substitute nominee named by the board.  Each person nominated for election has agreed to be named in this proxy statement and to serve if elected, and Human BioSystems has no reason to believe that any nominee will be unable to serve.

Vote Required and Board Recommendation

The board of directors of Human BioSystems recommends a vote FOR the election of each of the three director nominees.  The election of directors at the annual meeting requires that each director receive a majority of the votes cast with respect to that director, which means that the number of shares voted “FOR” a director must exceed the number of shares voted “AGAINST” that director.  Abstentions will be treated as being present and entitled to vote on the proposal, however, abstentions are not counted as votes “FOR” or “AGAINST” directors and will not have an effect on the election of directors.  Unless marked to the contrary, proxies received will be voted FOR the election of each of the three director nominees.

Nominees

The following table sets forth information concerning each nominee for a director as well as each officer, and non-director executive officer continuing in office:

Name	Age	Position	Director Since
Harry Masuda	64	Chief Executive Officer, Acting Chief Financial Officer and Director	1998
David Winter, M.D.	74	President	N/A
Paul Okimoto	73	Chairman of the Board, Secretary and Vice President	1998
Luis Toledo, M.D., Ph.D.	63	Chief Medical Officer	N/A
Larry McCleary, M.D.	59	Director	2005

The members of our board of directors are subject to change from time to time by the vote of the shareholders at special or annual meetings to elect directors.  The number of the directors may be between one and three members fixed from time to time by resolution duly passed by our board.  Our board has fixed the number of our directors at three.

Each director will hold office for the term for which elected and until his successor is elected and qualified or until his earlier death, resignation or removal.  Vacancies and newly created directorships resulting from any increase in the number of authorized directors may generally be filled by a majority of the directors then remaining in office.  The directors elect officers annually.  There are no family relationships among the directors and officers of Human BioSystems.

The following sets forth biographical information concerning our directors and executive officers for at least the past five years:

Harry Masuda has served since February 1998 as our chief executive officer and a director.  He is also currently serving as our acting chief financial officer.  He also served as our president from February 1998 through August 2005.  Mr. Masuda is the former president of several high tech companies including Piiceon, Inc., a manufacturer of computer peripheral products for microcomputers.  Mr. Masuda also founded HK Microwave, a manufacturer of high frequency phase locked oscillators used in cellular telephone base stations, later acquired by Dynatech Corporation.  Mr. Masuda received his BSEE and MSEE from San Jose State University.  From October 1997 to February 1998, Mr. Masuda was a business consultant, and he served as president of International Web Exchange from July 1995 to October 1997.

David Winter, M.D. joined us in September 2005 as President.  Dr. Winter has over 20 years’ experience in the pharmaceutical industry.  Since January 2004, he has served as chief executive officer of TriMed Research, Inc., a joint venture of the University of Nebraska Medical Center, UNeMED Corporation and Tridelta Development, Ltd. formed to research and commercially develop therapeutic products related to TriMed’s proprietary mammary gland protein.  Since January 2002, he has also served as medical director of CTI, a contract research organization.  From February 2001 to December 2003, he was president of Winter Consulting.  He served as president and chief operating officer of SangStat Medical Corporation, a pharmaceutical company making drugs used in transplantation, from March 1995 to June 1998, and as president and chief executive officer of Human Organ Sciences, Inc., a subsidiary of SangStat, from July 1998 to 2001.

Paul Okimoto joined us in February 1998 as executive vice president and a director.  He became our corporate secretary in August 2002.  Mr. Okimoto served as president of Sanhill Systems, a research and development company involved in the signal processing medical field, from 1991 to January 1998.

Luis Toledo, M.D., Ph.D. became our chief medical officer in March 2000.  Dr. Toledo is an internationally recognized authority on organ transplantation and preservation.  He has authored 10 books on transplantation and related subjects, authored or co-authored 500 scientific publications, and contributed to chapters of 77 books.  Dr. Toledo has held many medical staff positions including: Co- Chief, Transplantation and Director, Surgical Research at the Henry Ford Hospital and Chief, Transplantation and Director, Research at Mount Carmel Mercy Hospital.  He is also currently the Director of Research at the Borgess Medical Center and is Director of the Michigan Transplant Institute.  He also serves as Professor of Surgery and Director, Experimental Research Program at Michigan State University.

Larry McCleary, M.D. joined us in September 2005 as a director.  Dr. McCleary filled the vacancy created by the resignation of George Tsukuda.  Dr. McCleary has spent the last seven years serving as Director of Human Research for Advanced Metabolic Research Group, LLC, headquartered in Henderson, Nevada.  Dr. McCleary served on our advisory board from 2002 until his appointment to our board of directors.

Committees of the Board of Directors

We do not currently have an Audit Committee, Compensation Committee, Nominating Committee, or any other committee of the board of directors.  The responsibilities of these committees are fulfilled by our board of directors and all of our directors participate in such responsibilities, only one of whom, Dr. Larry McCleary, is “independent” as defined under Rule 4200(a)(15) of the NASD’s listing standards described below, as our financial constraints have made it extremely difficult to attract and retain qualified independent board members.  In addition, we do not currently have an “audit committee financial expert” as such term is defined in the Securities Act of 1933, as amended.  Since we do not have any of the subject committees, our entire board of directors participates in all of the considerations with respect to our audit, compensation and nomination deliberations.

Rule 4200(a)(15) of the NASD’s listing standards defines an “independent director” as a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The following persons shall not be considered independent:

•

A director who is, or at any time during the past three years was, employed by the company;

•

A director who accepted or who has a Family Member who accepted any compensation from the company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following: (i) compensation for board or board committee service; (ii) compensation paid to a Family Member who is an employee (other than as an executive officer) of the company; or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation.  Provided, however, that in addition to the requirements contained in this paragraph, audit committee members are also subject to additional, more stringent requirements under Rule 4350(d).

•

A director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;

•

A director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed five percent of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following: (i) paymentsarising solely from investments in the company’s securities; or (ii) payments under non-discretionary charitable contribution matching programs.

•

A director of the issuer who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the issuer serve on the compensation committee of such other entity; or

•

A director who is, or has a Family Member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.

We hope to add qualified independent members of our board of directors at a later date, depending upon our ability to reach and maintain financial stability.

Other Matters

We have not yet drafted and adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or person performing similar functions.  We intend to do so once we reach and maintain greater financial stability.

We may employ additional management personnel, as our board of directors deems necessary.  We have not identified or reached an agreement or understanding with any other individuals to serve in management positions, but do not anticipate any problem in employing qualified staff.

Board Meetings and Committees

During the fiscal year ended December 31, 2007, our board of directors held four meetings, each of which was signified by a consent executed by each of our directors.

Compensation of Directors

The following table sets forth information regarding compensation of our directors for the year ended December 31, 2007:

Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
H. Masuda	-0-	-0-	-0-	-0-	-0-	-0-	-0-
P. Okimoto	-0-	-0-	-0-	-0-	-0-	-0-	-0-
L. McCleary	-0-	$10,000	-0-	-0-	-0-	-0-	$10,000

Directors who are also our employees receive no additional cash compensation for serving on our board of directors.  We have issued stock options to our board members in the past, and will continue to do so for the foreseeable future.  We reimburse non-employee directors for all travel and other expenses incurred in connection with attending meetings of the board of directors.

APPROVAL OF THE HUMAN BIOSYSTEMS
REVERSE SPLIT
(Proposal 2)

Our board of directors has adopted a resolution to seek shareholder approval to the amendment of our articles of incorporation to implement a Reverse Split of our common stock for the purpose of increasing the market price of our common stock and to reduce the very large number of outstanding shares of our common stock.  Having such a large number of outstanding shares of common stock, in our opinion, does not convey the impression that we eek for Human BioSystems.  We feel that any potential investor in Human BioSystems would consider a large number of outstanding shares as a negative due to the potential for market price fluctuation of very cheap stock.

With the Reverse Split of our outstanding shares of common stock, we feel that we will have a better opportunity to show investors that we are a company with a significant business future.

The Reverse Split exchange ratio that the board of directors approved and deemed advisable and for which it is seeking shareholder approval is 80 pre-consolidation shares for each one post-consolidation share, with the Reverse Split to occur immediately after the action described herein.  Approval of this proposal would give the board authority to file an amendment to our articles of incorporation to implement the Reverse Split of the issued and outstanding shares of our common stock on the basis of 80 pre-consolidation shares for each one post-consolidation share.

If you approve the amendment to our articles of incorporation to implement a Reverse Split, we will effect a Reverse Split of our then issued and outstanding common stock on the basis of 80 pre-consolidation shares for each one post-consolidation share.

As discussed above, the board of directors believes that the higher share price that might initially result from the reverse stock split could help generate interest in Human BioSystems among investors and thereby assist us in raising future capital to fund our operations or make acquisitions.  We have not engaged in any negotiations to merge with any other entity.  Our common stock has been traded on the OTCBB since May 18, 1999.  Prior to that date, our common stock was not actively traded in the public market.  Our common stock is listed on the OTCBB under the symbol “HBSC.OB.”  Since October 2001, our common stock has also been traded on the Berlin Stock Exchange under the symbol “HYT.”  The following table sets forth, for the periods indicated, the high and low bid prices for our common stock on the OTCBB as reported by various Bulletin Board market makers.  The quotations do not reflect adjustments for retail mark-ups, mark-downs, or commissions and may not necessarily reflect actual transactions.

	High	Low
Fiscal 2006 Quarter Ended:
March 31, 2006 June 30, 2006 September 30, 2006 December 31, 2006	$0.43 $0.14 $0.16 $0.10	$0.38 $0.13 $0.16 $0.09
Fiscal 2007 Quarter Ended:
March 31, 2007 June 30, 2007 September 30, 2007 December 31, 2007	$0.09 $0.06 $0.04 $0.01	$0.08 $0.06 $0.03 $0.01
Fiscal 2008 Quarter Ended:
March 31, 2008 June 30, 2008	$0.01 $0.01	$0.01 $0.01

Since our inception, no dividends have been paid on our common stock.  We intend to retain any earnings for use in our business activities, so it is not expected that any dividends on our common stock will be declared and paid in the foreseeable future.

Shareholders should note that the effect of the Reverse Split upon the market price for our common stock cannot be accurately predicted and that an increase in our share price is not a certainty.  In particular, if we elect to implement a reverse stock split, there is no assurance that prices for shares of our common stock after a Reverse Split will be up to 80 times greater than the price for shares of our common stock immediately prior to the Reverse Split.  Furthermore, there can be no assurance that the market price of our common stock immediately after a Reverse Split will be maintained for any period of time.  Moreover, because some investors may view the Reverse Split negatively, there can be no assurance that the Reverse Split will not adversely impact the market price of our common stock or, alternatively, that the market price following the Reverse Split will either exceed or remain in excess of the current market price.

Effect of the Reverse Split

Common Stock.  The Reverse Split would not affect the registration of our common stock under the Exchange Act, nor will it change our periodic reporting and other obligations thereunder.

The voting and other rights of the holders of our common stock would not be affected by the Reverse Split (other than as described below).  For example, a holder of 0.5 percent of the voting power of the outstanding shares of our common stock immediately prior to the effective time of the Reverse Split would continue to hold 0.5 percent of the voting power of the outstanding shares of our common stock after the Reverse Split.  The number of shareholders of record would not be affected by the Reverse Split (except as described below).

The authorized number of shares of our common stock and the par value of our common stock under our articles of incorporation would remain the same following the effective time of the Reverse Split.

Following the Reverse Split, every 80 shares of our common stock owned by a shareholder will automatically be changed into and become one new share of our common stock.  Shareholders should recognize that if a Reverse Split is affected, they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the effective time divided by the one for 80 exchange ratio).  However, if as a result of the Reverse Split, a shareholder would be entitled to less than one share, a fractional share, any such fractional share shall be rounded up to the nearest whole share.

Since we will not issue any fractional shares as a result of the Reverse Split, but instead will issue one whole share for each fractional share which might result from the Reverse Split, we should not experience any reduction in the number of our shareholders.  It is our intention that the Reverse Split should not reduce the number of our shareholders.

As of the record date, we had 243 record holders of shares of our common stock outstanding.  The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of our common stock whose shares are held in the names of various securities brokers, dealers and registered clearing agencies.  Following the Reverse Split we will have the same number of shareholders as before the Reverse Split.  Depending upon the rounding up process of one whole share for each fractional share, we will have approximately 2,356,101 (or more) issued and outstanding shares of common stock following the Reverse Split ..

We currently have no intention of going private, and the proposed reverse stock split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 of the Exchange Act.  Moreover, the proposed reverse stock split does not increase the risk of us becoming a private company in the future.  Finally, we have no plans to liquidate the company after the Reverse Split.  Following the Reverse Split, we will continue our reporting obligations under the Exchange Act.

Issuance of Additional Shares.  The number of authorized but unissued shares of our common stock effectively will be changed by the Reverse Split of our common stock.

If we elect to implement a one for 80 Reverse Split, based on the 188,488,028 shares of our common stock outstanding on the record date, and the 300,000,000 shares of our common stock authorized under our articles of incorporation, 111,511,972 shares of our common stock will remain available for issuance prior to the Reverse Split taking effect.  A one for 80 Reverse Split would have the effect of decreasing the number of our outstanding shares of our common stock from 188,488,028 to 2,356,101 shares.

Based on the 300,000,000 shares of our common stock authorized under our articles of incorporation, if we elect to implement a one for 80 reverse stock split, the Reverse Split, when implemented, would have the effect of increasing the number of authorized but unissued shares of our common stock from 111,511,972 to 297,643,899 shares.  However, the actual number of issued shares will depend on how many fractional shares will be rounded up to the nearest whole share.

The issuance in the future of additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our common stock.

The effective increase in the number of authorized but unissued shares of our common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our articles of incorporation or bylaws.  Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of Human BioSystems through a transaction opposed by our board of directors.  At this time, our board does not have plans to issue any common shares resulting from the effective increase in our authorized but unissued shares generated by the Reverse Split.

Preferred Stock.  Since we do not have any shares of our preferred stock issued or outstanding, the Reverse Split will have no effect on our preferred stock.

Federal Income Tax Consequences

We will not recognize any gain or loss as a result of the Reverse Split.

The following description of the material federal income tax consequences of the Reverse Split to our shareholders is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement.  Changes to the laws could alter the tax consequences described below, possibly with retroactive effect.  We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split.  This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-residents of the United States, broker/dealers or insurance companies).  The state and local tax consequences of the Reverse Split may vary significantly as to each shareholder, depending upon the jurisdiction in which such shareholder resides.  You are urged to consult your own tax advisors to determine the particular consequences to you.

We believe that the likely federal income tax effects of the Reverse Split will be that a shareholder who receives solely a reduced number of shares of our common stock will not recognize gain or loss.  With respect to a Reverse Split, such a shareholder’s basis in the reduced number of shares of our common stock will equal the shareholder’s basis in his old shares of our common stock.  However, if a shareholder receives one whole share for a fractional share, such shareholder may be deemed to have received income with respect to the value of the fractional share received over and above the fraction of the share which would have been received if there had been no requirement that the fractional share be rounded up to the nearest whole share.  Inasmuch as the most recent quoted price for shares of our common stock was $0.01 per share, any potential income will be negligible for a rounded up share.

Effective Date

If the proposed Reverse Split is approved, the split would become effective upon the filing of articles of amendment to our articles of incorporation.  Except as explained herein with respect to fractional shares and shareholders who currently hold fewer than 80 shares, on such date, all shares of our common stock that were issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the shareholders, converted into new shares of our common stock in accordance with the one for 80 exchange ratio.

Risks Associated with the Reverse Split

This proxy statement includes forward-looking statements including statements regarding our intent to solicit approval of a Reverse Split, the timing of the proposed Reverse Split and the potential benefits of a Reverse Split, including, but not limited to, increased investor interest and the potential for a higher stock price.  The words “believe,” “expect,” “will,” “may” and similar phrases are intended to identify such forward-looking statements.  Such statements reflect our current views and assumptions, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations.  The risks include that we may not have sufficient resources to continue as a going concern; any significant downturn in our industry or in general business conditions would likely result in a reduction of demand for our products or services and would be detrimental to our business; we will be unable to achieve profitable operations unless we increase quarterly revenues or make further cost reductions; a loss of or decrease in purchases by one of our significant customers could materially and adversely affect our revenues and profitability; the loss of key personnel could have a material adverse effect on our business; the large number of shares available for future sale could adversely affect the price of our common stock; and the volatility of our stock price.  For a discussion of these and other risk factors, see our annual report on Form 10-KSB for the year ended December 31, 2007, and other filings with the SEC.

If approved and implemented, the reverse stock split will result in some shareholders owning “odd-lots” of less than 100 common shares of our stock on a post-consolidation basis.  Odd lots may be more difficult to sell, or require greater transaction costs per share to sell than shares in “even lots” of even multiples of 100 shares.  The definition of “odd-lot” may be less than 10 shares of a very thinly traded stock, such as shares of our common stock.  Some brokers charge higher commissions for such transactions (often 1/8 of a point per share, called the differential) also called broken lot or uneven lot opposite of round lot.  As a practical matter, it would not be economical for a shareholder owning one share to sell his one share, since transaction charges currently would exceed the value of the share.

We estimate that there will be approximately three shareholders who will hold one share of our common stock following the Reverse Split.

Dissent Rights of our Shareholders

Under California law, our shareholders are not entitled to dissent from the approval of the authority with respect to the reverse stock split and to be paid in cash the “fair value” of their shares of our common stock.

Vote Required

The affirmative vote of a majority of the total number of shares of our common stock present in person or represented by proxy at the meeting is required to approve the Reverse Split.

Our board of directors recommends that shareholders vote FOR the approval of the Reverse Split, and, unless a shareholder gives instructions on the proxy card to the contrary or a broker non-vote is indicated on the proxy card, the appointees named thereon intend so to vote.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS
(Proposal 3)

Subject to shareholder ratification, the board of directors has appointed L.L. Bradford & Company, LLC to serve as our independent public accountants for the fiscal year ending December 31, 2008.  L.L. Bradford & Company, LLC have served as our independent public accountants since February 2001.  Representatives of L.L. Bradford & Company, LLC are not expected to be present at the meeting and as such they will not have the opportunity to make a statement if they desire to do so or be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by L.L. Bradford & Company, LLC for professional services rendered for the audits of our consolidated financial statements for the years ended December 31, 2006 and 2007 and for the reviews of the financial statements included in our quarterly reports on Form 10-QSB during 2006 and 2007, and for other services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years for the fiscal years ended December 31, 2006 and December 31, 2007 were $30,200 and $33,090, respectively.

Audit-Related Fees

The fees billed by L.L. Bradford & Company, LLC in each of the last two fiscal years for assurance and related services that were reasonably related to the performance of the audit or review of our audited financial statements, other than as stated under the captions Audit Fees and Financial Information Systems Design and Implementation Fees for the fiscal years ended December 31, 2006 and December 31, 2007 were $1,650 and $2,250, respectively.  These fees related to our registration statements on Form SB-2 and Form S-8 and generally consisted of fees for other engagements under professional auditing standards, accounting and reporting consultations, internal control-related matters, and audits of employee benefit plans.

Tax Fees

The fees billed by L.L. Bradford & Company, LLC for tax compliance services for review of federal and state tax returns, tax advice and planning, other than as stated under the captions Audit Fees and Financial Information Systems Design and Implementation Fees for the fiscal years ended December 31, 2006 and December 31, 2007 were $2,000 and $2,250, respectively.

Financial Information Systems Design and Implementation Fees

There were no fees billed by L.L. Bradford & Company, LLC for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X for our fiscal years ended December 31, 2006 and December 31, 2007.

All Other Fees

There were no other fees billed by L.L. Bradford & Company, LLC for professional services rendered, other than as stated under the captions Audit Fees, Audit-Related Fees and Tax Fees.

Our board of directors considers the provision of these services to be compatible with maintaining the independence of L.L. Bradford & Company, LLC.  In the past, our board of directors has reviewed and approved the fees to be paid to L.L. Bradford & Company, LLC.  Such fees have been based upon the complexity of the matters in question and the time incurred by the auditors.  We believe that the fees negotiated in the past with the auditors were reasonable in the circumstances and would be comparable to fees charged by other auditors providing similar services.

Vote Required

The affirmative vote of a majority of the total number of shares of our common stock present in person or represented by proxy at the meeting is required to approve the ratification of L.L. Bradford & Company, LLC as our independent public accountants.

Our board of directors recommends that shareholders vote FOR the ratification of the selection of L.L. Bradford & Company, LLC as our independent public accountants for the fiscal year ending December 31, 2008, and, unless a shareholder gives instructions on the proxy card to the contrary or a broker non-vote is indicated on the proxy card, the appointees named thereon intend so to vote.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of September 1, 2008, information concerning ownership of our securities by:

•

Each person who owns beneficially more than five percent of the outstanding shares of our common stock;

•

Each director;

•

Each named executive officer; and

•

All directors and officers as a group.

Name and Address of Beneficial Owner (1)	Common Stock Beneficially Owned (2) Number Percent
Harry Masuda (3)	2,943,089	1.56
Paul Okimoto (4)	1,759,699	0.93
David Winter, M.D. (5)	1,090,286	0.58
Luis Toledo, M.D. (6)	1,304,092	0.69
Larry McCleary, M.D. (7)	11,199,799	5.94
All directors and officers as a group (five persons)	18,296,965	9.71

(1)

Unless otherwise indicated, the address for each of these shareholders is c/o Human BioSystems, 1127 Harker Avenue, Palo Alto, California 94301.  Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to his shares of our common stock beneficially owned.

(2)

Beneficial ownership is determined in accordance with the rules of the SEC.  For purposes of calculating the percentage beneficially owned, the number of shares of our common stock deemed outstanding is 188,488,028 as of September 1, 2008.

(3)

Includes options to purchase 150,000 shares of common stock exercisable within 60 days of September 1, 2008.

(4)

Includes options to purchase 60,000 shares of common stock exercisable within 60 days of September 1, 2008and  an aggregate of 877,500 shares of common stock for which Mr. Okimoto acted as Trustee in receiving and forwarding such shares to YN Faarkaghyn Shiaght Lorne House Trust Limited, for the benefit of Mark Tameichi Okimoto, Michael Akira Okimoto, Eric Yoshiro Okimoto, Daryl Takashi Okimoto, Mary T. Hernandez and Betty Yamaguchi.  The permanent Trustee is Ronald Buchanan of Lorne House Management Ltd.  Mr. Okimoto expressly disclaims beneficial ownership of said shares.

(5)

Includes options to purchase 346,000 shares of common stock exercisable within 60 days of September 1, 2008.

(6)

Includes options to purchase 165,000 shares of common stock exercisable within 60 days of September 1, 2008.

(7)

Includes options and warrants to purchase 980,000 shares of common stock exercisable within 60 days of September 1, 2008.  The number of shares includes those owned by Christine McCleary, the wife of Dr. McCleary.

As indicated in the table above, our executive officers and directors beneficially own, in the aggregate, 9.71 percent of our outstanding common stock.  As a result these shareholders may, as a practical matter, be able to influence all matters requiring shareholder approval including the election of directors, merger or consolidation and the sale of all or substantially all of our assets.  This concentration of ownership may delay, deter or prevent acts that would result in a change of control, which in turn could reduce the market price of our common stock.

Other than as stated herein, there are no arrangements or understandings, known to us, including any pledge by any person of our securities:

•

The operation of which may at a subsequent date result in a change in control of Human BioSystems; or

•

With respect to the election of directors or other matters.

EXECUTIVE COMPENSATION

Compensation Philosophy and Overall Objectives

We believe that the compensation program for our chief executive officer, chief medical officer and chairman of the board (collectively, the “Named Executive Officers”), should be designed to reward the achievement of specific annual, long-term and strategic goals, and should align executives’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value.  The compensation program should also be sufficient to attract and retain highly qualified leaders who can create value for us, as well as provide meaningful incentives for superior performance.

Setting Executive Compensation

Due to the unique nature of each Named Executive Officer’s duties, our criteria for assessing executive performance and determining the compensation in any given year are inherently subjective and are not based upon specific formulas or weighting of factors.  We also use companies in similar industries as benchmarks when initially establishing Named Executive Officers’ compensation.  However, we are a development stage company, and have limited operating history and no revenue to date.  As a result, our compensation plan necessarily reflects our limitations in this respect.

Discussion of Specific Compensation Elements

Base Salary.  We determine the base salaries for all Named Executive Officers by reviewing company and individual performance, the value each Named Executive Officer brings to us, and general labor market conditions.  The base salary for each Named Executive Officer is determined on a subjective basis after consideration of these factors and is not based on target percentiles or other formal criteria.  The base salaries of Named Executive Officers are reviewed on an annual basis, and any annual increase is the result of an evaluation of our performance and of the individual Named Executive Officer’s performance for the period.  An increase or decrease in base pay may also result from a promotion or other significant change in a Named Executive Officer’s responsibilities during the year.

Performance-Based Incentive Compensation.  We do not have a performance-based incentive compensation program at this time.

Long-Term Incentive Compensation.  We provide long-term incentive compensation through awards of stock options, restricted stock, and/or stock awards.  Our equity compensation program is intended to align the interests of the Named Executive Officers with those of our shareholders by creating an incentive for our officers to maximize shareholder value.  The equity compensation program also is designed to encourage officers to remain employed with us despite a competitive labor market, and the fact that we are a development stage company and have a limited operating history and no revenue to date, and may not necessarily be able to sustain a market rate base salary.  Stock options, stock grants, warrants and other incentives are based on a combination of factors including the need and urgency for such an executive, the experience level of the executive and the balance of such incentives with a lower than market base salary or fees that is paid in cash.  Employees and consultants are granted such incentives from time to time to maintain their continuing services, sometimes without increases in salaries or fees.  Stock options are granted through the Amended and Restated Human BioSystems 2001 Stock Option Plan.

Deferred Compensation Benefits.  We do not have a deferred compensation program at this time.

Retirement Benefits.  We do not have a 401(k) plan or other retirement program at this time.

Executive Perquisites and Generally Available Benefits.  We have no executive perquisite program at this time.

Tax and Accounting Implications

We reviewed and considered the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals.  We believe that compensation paid under the management incentive plans are generally fully deductible for federal income tax purposes.

Role of Executive Officers in Compensation Decisions

Decisions as to the compensation of our executive officers are made by the board of directors.  The executive officers who are also board members participate in the discussion and determination of their compensation.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information relating to equity awards to the named executive officers as of the end of our last completed fiscal year.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Harry Masuda (1)	150,000	-0-	-0-	0.11	2/12/09	-0-	-0-	-0-	-0-
David Winter (2)	96,000 60,000 90,000	-0- 40,000 60,000	-0-	0.73 0.23 0.10	8/28/10 3/16/11 11/30/11	-0-	-0-	-0-	-0-
Paul Okimoto (3)	60,000	-0-	-0-	0.11	2/12/09	-0-	-0-	-0-	-0-
Luis Toledo (4)	15,000 150,000	-0-	-0-	0.11 0.11	2/12/09 3/14/10	-0-	-0-	-0-	-0-

__________

(1)

Our chief executive officer.

(2)

Our president.

(3)

Our chairman of the board and executive vice president.

(4)

Our chief medical officer.

Equity Compensation Plans

The following table provides information regarding Human BioSystems’ equity compensation plans as of December 31, 2007.

Plan Category	Number of securities (in thousands) to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities (in thousands)remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders (1)	1,116,000	$0.29	8,884,000
Equity compensation plans not approved by security holders (2)	3,741,694	$0.41	-0-
Total	4,857,694	$0.38	8,884,000

__________

(1)

Represents options granted pursuant to the Company’s 1998 Statutory Incentive Stock Option Plan, Non-Statutory Incentive Stock Option Plan, and 2001 Stock Option Plan.

(2)

Represents warrants to purchase Common Stock granted under plans not approved by the Company’s shareholders.

Summary Compensation Table

The following Summary Compensation Table sets forth all compensation earned, in all capacities, during the fiscal years ended December 31, 2006 and 2007 by our (i) chief executive officer and (ii) executive officers, other than the chief executive officer, whose salaries for the 2006 and 2007 fiscal years exceeded $100,000 (the individuals falling within categories (i) and (ii) are collectively referred to as the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Harry Masuda Chief Executive Officer	2006	241,587 (1)	-0-	-0-	-0-	-0-	-0-	3,100 (2)	244,687
	2007	105,000 (3)	-0-	-0-	-0-	-0-	-0-	2,400-	107,400

__________

(1)

Represents corporate office allowance of $200 per month for use of home and facilities for Company business.

(2)

Includes accrued but unpaid salary of $52,500 for fiscal year 2005 and paid vacation of $9,087.

(3)

Represents corporate office allowance of $200 per month as set forth in Note 1 above. Includes $900 accrued but unpaid for fiscal year 2005.

Employment Agreements; Termination of Employment and Change of Control Arrangements

In March 2000, we entered into an employment agreement with Dr. Luis Toledo, employing him as our chief medical officer for a minimum term of one year.  The agreement provided for a base salary of $6,000 per month, which was adjustable based on our ability to raise defined amounts of capital.  In addition, we granted to Dr. Toledo an option to purchase 75,000 shares of our common stock at an exercise price of $1.50 per share, and continued in effect options granted pursuant to a consulting agreement that we entered into in May 1998 with Dr. Toledo.  In June 2001, we granted Dr. Toledo options to purchase 75,000 shares of common stock at an exercise price of $0.28 per share.  In January 2002, we granted Dr. Toledo options to purchase 75,000 shares of common stock at an exercise price of $0.54 per share, and in February 2004, we granted Dr. Toledo options to purchase 150,000 shares of common stock at an exercise price of $0.11 per share.  This option vested with respect to 30 percent of the shares on the date of grant; an additional 30 percent one year after the date of grant, and the remainder vesting two years from the date of grant.

We entered into a new employment agreement with Dr. Toledo effective April 1, 2005, providing for a base salary of $10,000 per month (subject to adjustment based on our financial situation and performance).  On March 15, 2005, we granted Dr. Toledo options to purchase an additional 150,000 shares of our common stock at an exercise price of $0.11 per share.  This option vested with respect to 30 percent of the shares on the date of grant; an additional 30 percent vesting one year after the date of grant, and the remainder vesting two years from the date of grant.

On August 29, 2005, we entered into an Executive Consulting Agreement with Dr. David Winter.  Pursuant to the agreement, Dr. Winter will serve as our president.  In that capacity, he will oversee our platelet and organ development programs and supervise negotiations with potential alliance partners.  In consideration of these services, Dr. Winter received a monthly salary of $3,000.  He also received options to purchase 96,000 shares of our common stock, at an exercise price of $0.73 per share.  The options vested over a 12-month period, at the rate of 8,000 shares per month.  During the term of the agreement, Dr. Winter will also be eligible to receive a performance bonus in the maximum amount of 100,000 shares of our common stock, upon reaching certain performance targets established by our board of directors.  Either party may terminate the agreement prior to the end of the term with 30 days prior written notice.

In December 1, 2006, Dr. Winter’s monthly compensation was increased to $10,000.  In addition, he received a stock option to purchase 150,000 shares of our common stock at $0.10 per share.  The option vested as to 30 percent immediately, another 30 percent vested after one year, and the balance of 40 percent vested after the second year from the date of the option.

Claude Luster III ceased serving as the president of HBS Bio, our wholly-owned subsidiary, effective August 2007.  Mr. Luster was the principal of EXL III Group Corporation, which had entered into a set of agreements with HBS Bio.  These agreements have been terminated effective January 5, 2008 pursuant to a Mutual Termination Agreement, which is discussed in detail in our Form 10-KSB for the fiscal year ending December 31, 2007 filed in April 2008.

Compensation Committee Interlocks and Insider Participation

In establishing compensation levels, our board of directors has endeavored to ensure the compensation programs for our executive officers were effective in attracting and retaining key executives responsible for our success and were administered in an appropriate fashion in our long-term best interests and those of our shareholders.  In that regard, our board of directors sought to align the total compensation for our executive officers with our performance and the individual performance of each of our executive officers in assisting us in accomplishing our goals.

All actions of the board with respect to the compensation of an officer of Human BioSystems were taken without the involvement of the individual officer.  The directors, not including the subject officer, participated in deliberations concerning officer and key employee base compensation, while bonuses and stock options were authorized by the action of the entire board of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following describes transactions, in addition to the employment and consulting agreements described above, to which we were or are a party and in which any of our directors, officers, or significant shareholders, or members of the immediate family of any of the foregoing persons, had or has a direct or indirect material interest.

We purchased the patents for a disposable vaginal disease test product titled Phemtest from Paul Okimoto, an officer and director, on September 1, 1998.  The patent “Vaginal Testing Applicator and Method,” Patent Number 4,784,158, was issued November 15, 1988, and the patent “Body Cavity Specimen Collecting and Testing Apparatus,” Patent Number 4,945,921, was issued August 7, 1990.  Pursuant to the purchase agreement for the patents, we paid $1,375 to the law firm of Flehr, Hohbach, Test and Herbert as a patent maintenance fee to assure that the patents would remain in force.  We also agreed to pay Mr. Okimoto a royalty payment of five percent of gross sales of Phemtest for the next five years.  The first $16,000 in royalty payments are to be paid to a law firm to be designated by Mr. Okimoto, the next $75,000 in royalties are to be paid to Mr. Okimoto in shares of our common stock, valued at $2.00 per share, and the remaining royalties to be paid to Mr. Okimoto, if any, are to be paid in cash.

Our product development efforts remain focused on our Platelet Preservation System.  Therefore, we intend to find a suitable licensee who is capable of completing the steps necessary to manufacture and market the Phemtest product.  To date, we have not located such a licensee, and there can be no assurance that a licensee will be obtained, or that we can negotiate a license on favorable terms.  FDA approval of the Phemtest product will also be required.  However, we have not yet commenced the testing process required for such approval.  As of September 1, 2008, we have not signed any agreement with any potential licensee, as our focus remains on our core businesses of preserving blood platelets and organs and the conversion of waste to energy.

In March 2007, we entered into a loan agreement with Dr. Larry McCleary, a member of our board of directors.  Dr. McCleary agreed to loan us the sum of $500,000 for a term of two years from March 21, 2007, with a closing cost of $1,717.95 to be added into the first month’s interest payment.  The loan bears interest at the rate of 9.25% per annum and provides for interest-only monthly payments with a balloon payment at the end of the term for the principal amount.  We issued 100,000 shares of our restricted common stock and 900,000 warrants valued at $30,000 to the Dr. McCleary for loan fees.  In February 2008, we entered into an agreement to restructure the loan agreement with Dr. McCleary to transfer $300,000 of the original principal loan amount of $500,000 to a return formula from the Corcoran project and maintain $200,000 under the original terms of the loan agreement.  Dr. McCleary agreed to accept 2.1 million shares of our common stock as payment of interest owed to him through March, 2008 valued at approximately $27,000.

In April 2008, we entered into an addendum to the loan re-structuring agreement that increases the shares to be issued under the addendum from 2,100,000 to 2,500,000 shares of our common stock to offset interest beyond March 2008 until the value of the shares applied to the interest is consumed.  The value of the 400,000 additional shares is $4,000.  The 2.5 million shares were issued on April 25, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, our directors and certain of our officers, and persons holding more than 10 percent of our common stock are required to file forms reporting their beneficial ownership of our common stock and subsequent changes in that ownership with the SEC.  Such persons are also required to furnish us with copies of all forms so filed.

Based solely upon a review of copies of such forms filed on Forms 3, 4, and 5, we are not aware of any persons who during the year ended December 31, 2007, were directors, officers, or beneficial owners of more than 10 percent of our common stock, and who failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act during such fiscal year.

OTHER MATTERS

Our board of directors is not aware of any matter to be presented for action at the meeting other than the matters set forth in this proxy statement.  Should any other matter requiring a vote of the shareholders arise, the persons named as proxies on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment in the interest of Human BioSystems.  Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING OF SHAREHOLDERS

From time to time, our shareholders submit proposals that they believe should be voted upon at the annual meeting or nominate persons for election to our board of directors. Under Rule 14a-8 of the Exchange Act, certain shareholder proposals may be eligible for inclusion in our proxy statement and form of proxy in connection with the 2009 Annual Meeting of Shareholders.  Shareholder proposals must be submitted in writing to our corporate secretary no later than May 15, 2009 to be included in the proxy statement and form of proxy relating to our 2009 Annual Meeting of Shareholders.  The submission of a shareholder proposal does not guarantee that it will be included in our proxy statement and form of proxy.

If the date of the 2009 Annual Meeting of Shareholders changes by more than 30 days from the anniversary date of the 2008 Annual Meeting, shareholder proposals or nominations must be submitted in writing to our corporate secretary no later than 10 days following the first public announcement of the date of the meeting.  If the shareholder does not also comply with the requirements of Rule 14a-4 under the Exchange Act, we may exercise discretionary voting authority under proxies it solicits to vote in accordance with our best judgment on any such shareholder proposal or nomination submitted by a shareholder.

A shareholder’s notice must include: (A) as to each person whom the shareholder proposes to nominate for election as a director, all information relating to the candidate that is required to be disclosed in proxy solicitations for a contested election of directors, or is otherwise required pursuant to Regulation 14A under the Exchange Act, accompanied by the candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on our books, and of such beneficial owner, and (ii) the class and number of shares of our common stock owned beneficially and of record by such shareholder and such beneficial owner; and (D) any other information required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act as a proponent to a shareholder proposal.

Only candidates nominated in accordance with the procedures set forth above are eligible to serve as directors.  Except as otherwise provided by law, the chairman of the meeting determines whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in our bylaws and, if any proposed nomination or business is not in compliance with our bylaws, whether to declare that such defective proposal or nomination shall not be presented for shareholder action at the meeting.

A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007 CAN BE FOUND ON THE INTERNET AT WWW.HUMANBIOSYSTEMS OR, IF A SHAREHOLDER REQUESTED A PAPER COPY, IS BEING DELIVERED WITH THIS PROXY STATEMENT, BUT IS ALSO AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO HUMAN BIOSYSTEMS, 1127 HARKER AVENUE, PALO ALTO, CALIFORNIA 94301.

By Order of the Board of Directors,

/s/  Harry Masuda

Harry Masuda
Chairman and Chief Executive Officer

PROXY

HUMAN BIOSYSTEMS
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 14, 2008

The undersigned hereby appoints Harry Masuda and Paul Okimoto, or either of them, with power of substitution, to attend and to represent the undersigned at the 2008 Annual Meeting of Shareholders of Human BioSystems, to be held at 1127 Harker Avenue, Palo Alto, California 94301, on November 14, 2008 at 10:00 a.m. Pacific time and any continuation or adjournment thereof, and to vote the number of shares of common stock of Human BioSystems the undersigned would be entitled to vote if personally present at the meeting in accordance with the instructions set forth on this proxy card.  Any proxy heretofore given by the undersigned with respect to such shares of common stock is hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF HUMAN BIOSYSTEMS.

THE SHARES WILL BE VOTED AS DIRECTED ON THE REVERSE.  IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR EACH OF THE THREE NOMINEES FOR ELECTION, FOR PROPOSAL 2, AND FOR PROPOSAL 3.  IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING, PROXIES WILL BE VOTED ON THESE MATTERS AS THE PROXIES NAMED ABOVE MAY DETERMINE IN THEIR SOLE DISCRETION.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Mark Here for Address Change or Comments	o
PLEASE SEE REVERSE SIDE

1. Election of Directors
	FOR	AGAINST	ABSTAIN
a. Harry Masuda
	FOR	AGAINST	ABSTAIN
b. Paul Okimoto
	FOR	AGAINST	ABSTAIN
c. Larry McCleary

	FOR	AGAINST	ABSTAIN

2.  Approval of a Reverse Split of the issued and outstanding shares of our common stock on the basis of one post-consolidation share for each 80 pre-consolidation shares to occur immediately after the action described herein.

	FOR	AGAINST	ABSTAIN
3. Approval of the selection of L.L. Bradford & Company, LLC as our independent public accountants for the fiscal year ending December 31, 2008.

NOTE: Please sign as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

____________________________________________________________________________________________________________________

▲FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
INTERNET VOTING IS AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK, AND TELEPHONE VOTING IS AVAILABLE FROM 8:00 AM TO 3:30 PM PST MONDAY-FRIDAY DURING BUSINESS DAYS.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET https://www.shareholderaccountingsoftware.com/tspweb/fast/mysignon.asp Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.	OR	TELEPHONE 1-(877)-271-0548 Use any telephone to vote your proxy. Have your proxy card in hand when you call as someone will answer your call.

Have the following information available when voting:

1.

Account number (provided in individual proxy material.

2.

Social Security Number (SSN#) or Entity Identification Number (EIN#).

3.

Pin number (provided in individual shareholder proxy materials).

4.

Proxy sequence number (provided in individual shareholder proxy materials).

5.

Follow all instructions to vote.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

You can view the Annual Report and Proxy Statement on the Internet at
http://sec.gov/cgi-bin/browse-edgar?company=human+bio&CIK=&filenum=&State=&SIC=&owner=include&action=getcompany